                                                                 Exhibit 23.08


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-74201 of quepasa.com, inc. of our report dated February 17, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                   /s/ Ehrhardt Keefe Steiner & Hottman, PC
                                   ----------------------------------------
                                   Ehrhardt Keefe Steiner & Hottman, PC


Denver, Colorado
May 12, 1999